Exhibit g (xiii)

AMENDMENT NO. 2
TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

AMENDMENT NO. 2 made as of October 19, 2012 to the Amended and Restated Custodian Agreement made as of July 31, 2006, and amended as of July 31, 2008, by and between USAA MUTUAL FUNDS TRUST (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

The Fund and the Custodian agree to modify and amend the Amended and Restated Custodian Agreement described above (the “Agreement”) as follows:

1. The Fund and the Custodian agree that Section 4.11 is hereby deleted in its entirety and replaced in with the following Section 4.11:

SECTION 4.11. TAX LAW. The Custodian shall have no responsibility or liability for any tax obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. Except for taxes attributable to the domicile of the Custodian in Massachusetts, of which the Custodian will notify the Fund, it shall be the responsibility of the Fund to notify the Custodian of the tax obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information. Nothing in this paragraph is to be interpreted to limit the Duties of the Custodian under Section9A, or to limit the liability of the Custodian provided for therein.

2. The Fund and the Custodian agree that the following Section 9A shall be added to the Agreement:

SECTION 9A. DUTIES OF CUSTODIAN WITH RESPECT TO FUND

ADMINISTRATION SERVICES

The Custodian, in its role as administrator, shall provide the fund administration services (the “Fund Administration Services”) listed on Schedule E attached hereto subject to the authorization and direction of the Board on behalf of each of the Portfolios listed on Schedule F (each a “Fund Administration Portfolio”), and in each case where appropriate, subject to the review and comment by the Fund Administration Portfolio’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Fund Administration Portfolio and the Custodian. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund Administration Portfolios insofar as such loss, damage or expense arises from the performance of the Fund Administration Services in reliance upon records that were maintained for the Fund Administration Portfolios by entities other than the Custodian prior to the Custodian’s appointment to perform the duties set forth on Schedule E. The Custodian also shall have no liability in respect of any loss, damage or expense suffered by the Fund Administration Portfolios insofar as such loss, damage or expense suffered by the Fund Administration Portfolios arises from records maintained for the Fund Administration Portfolios but he Custodian or its affiliates, subsidiaries or agents, unless such loss, damage or expense arises from the Custodian’s own negligence, bad faith, or willful misconduct, or that of its affiliates, subsidiaries or agents.

3. The Fund and the Custodian agree that Schedule E attached hereto shall be added to the Agreement as Schedule E.

4. The Fund and the Custodian agree that Schedule F attached hereto shall be added to the Agreement as Schedule F.

5. Except as modified and amended hereby, the Agreement is herby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

USAA MUTUAL FUND TRUST

By: /s/ Roberto Galindo, Jr.
Name: Roberto Galindo, Jr.
Title: Treasurer

STATE STREET BANK AND TRUST
COMPANY

By: /s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

AMENDED AND RESTATED CUSTODIAN AGREEMENT

Schedule E

I. Fund Administration Services

The Custodian in its role as administrator to each portfolio listed in the attached Schedule “F” (each a “Fund Administration Portfolio”) shall:

Distribution services

a.	Calculate on a per share basis (methodology to be determined by the Fund) periodic distributions to be paid by each Fund Administration Portfolio (and its classes of shares) as instructed by the Fund;

b.	Issue the distributable amounts (once approved by the Fund) to each Fund Administration Portfolio’s transfer agent, accounting agent and other entities as directed by the Fund;

c.	Review the Custodian’s accounting system on ex-date to ensure that each Fund Administration Portfolio’s distribution has been booked correctly;

d.	Provide income projections, using public available information, to support excise distributions;

Tax Services

a.	Prepare annual tax basis provisions for both excise and income tax purposes, including was sales and all tax financial statement disclosure;

b.
Prepare the annual federal, state, and local income tax returns and extension requests (signed by the Custodian as paid preparer) for review and for execution and filing by the Fund Administration Portfolio’s treasurer, including Form 1120-RC, Form 8613 and Form 1099-MISC;

c.	Prepare the annual shareholder reporting information relating to Form 1099-DIV, including the completion of the ICI Primary and Secondary forms;

d.	Calculate the annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration;

e.	Perform the tests for the Fund relating to qualification of the Fund Administration Portfolios’ under the Internal Revenue Code as regulated investment companies;

f.	Draft for each Fund Administration Portfolio the representation required by Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes;

g.
Assist with the review of corporate actions to determine taxability and, if there is no publicly available tax opinion regarding a particular corporate action, assist the Fund and its approved third party provider to determine the appropriate tax treatment;

h.	Participate in discussions of potential tax issues with the Fund and each Fund Administration Portfolio’s audit firm;

Schedule F

The Tax Services as defined in Section 9A of the Agreement will be provided to the Portfolio(s) listed below. In the event that the Fund establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Custodian to provide the Tax Services hereunder, the Fund shall notify the Custodian in writing. Upon written acceptance by the Custodian, such Portfolio(s) shall become subject to the provision of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Fund and the Custodian at the time of the addition of such Portfolio.

5/31 Funds Only
1.	USAA Cornerstone Moderate Fund
2.	USAA Cornerstone Moderately Aggressive Fund
3.	USAA Emerging Markets Fund
4.	USAA Government Securities Fund
5.	USAA Growth and Tax Strategy Fund
6.	USAA International Fund
7.	USAA Precious Metals and Minerals Fund
8.	USAA Treasury Money Market Trust
9.	USAA World Growth Fund
10.	USAA Managed Allocation Fund
11.	USAA Cornerstone Conservative Fund
12.	USAA Cornerstone Moderately Conservative Fund
13.	USAA Cornerstone Aggressive Fund
14.	USAA Cornerstone Equity Fund

The Distribution Services as defined in Section 9A of the Agreement will be provided to the Portfolio(s) listed below. In the event that the Fund establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Custodian to provide the Distribution Services hereunder, the Fund shall notify the Custodian in writing. Upon written acceptance by the Custodian, such Portfolio(s) shall become subject to the provision of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Fund and the Custodian at the time of the addition of such Portfolio.

Year-End Distribution Services-5/31Funds Only
1.	USAA Cornerstone Moderate Fund
2.	USAA Cornerstone Moderately Aggressive Fund
3.	USAA Emerging Markets Fund
4.	USAA Growth and Tax Strategy Fund
5.	USAA International Fund
6.	USAA Precious Metals and Minerals Fund
7.	USAA World Growth Fund
8.	USAA Managed Allocation Fund

9.	USAA Cornerstone Conservative Fund
10.	USAA Cornerstone Moderately Conservative Fund
11.	USAA Cornerstone Aggressive Fund
12.	USAA Cornerstone Equity Fund

Exhibit g (xiv)

AMENDMENT NO. 3
TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

AMENDMENT NO. 3 made as of September 1, 2013 to the Amended and Restated Custodian Agreement made as of July 31, 2006, and amended from time to time thereafter, by and between USAA MUTUAL FUNDS TRUST (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

The Fund and the Custodian agree to modify and amend the Amended and Restated Custodian Agreement described above (the “Agreement”) as follows:

1. The Fund and the Custodian agree that Schedule E to the Agreement shall be replaced in its entirety with the Schedule E attached hereto.

2. The Fund and the Custodian agree that Schedule F to the Agreement shall be replaced in its entirety with the Schedule F attached hereto.

3. Except as modified and amended hereby, the Agreement is herby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

USAA MUTUAL FUND TRUST

By: /s/ Roberto Galindo, Jr.
Name: Roberto Galindo, Jr.
Title: Treasurer

STATE STREET BANK AND TRUST
COMPANY

By: /s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

AMENDED AND RESTATED CUSTODIAN AGREEMENT

Schedule E

I. Fund Administration Services

The Custodian in its role as administrator to each portfolio listed in the attached Schedule “F” (each a “Fund Administration Portfolio”) shall:

Distribution services*

a.	Calculate on a per share basis (methodology to be determined by the Fund) periodic distributions to be paid by each Fund Administration Portfolio (and its classes of shares) as instructed by the Fund;

b.	Issue the distributable amounts (once approved by the Fund) to each Fund Administration Portfolio’s transfer agent, accounting agent and other entities as directed by the Fund;

c.	Review the Custodian’s accounting system on ex-date to ensure that each Fund Administration Portfolio’s distribution has been booked correctly;

d.	Provide income projections, using public available information, to support excise distributions;

Tax Services

a.	Prepare annual tax basis provisions for both excise and income tax purposes, including was sales and all tax financial statement disclosure;

b.
Prepare the annual federal, state, and local income tax returns and extension requests (signed by the Custodian as paid preparer) for review and for execution and filing by the Fund Administration Portfolio’s treasurer, including Form 1120-RC, Form 8613 and Form 1099-MISC;

c.	Prepare the annual shareholder reporting information relating to Form 1099-DIV, including the completion of the ICI Primary and Secondary forms;

d.	Calculate the annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration;

e.	Perform the tests for the Fund relating to qualification of the Fund Administration Portfolios’ under the Internal Revenue Code as regulated investment companies;

f.	Draft for each Fund Administration Portfolio the representation required by Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes;

g.
Assist with the review of corporate actions to determine taxability and, if there is no publicly available tax opinion regarding a particular corporate action, assist the Fund and its approved third party provider to determine the appropriate tax treatment;

h.	Participate in discussions of potential tax issues with the Fund and each Fund Administration Portfolio’s audit firm;

i.
Prepare Form 8937 for review and execution by the Fund. Upon the Fund’s request, Custodian will send Form 8937 for review by the Fund’s independent public accounting firm. The Fund will file Form 8937 with the IRS or post Form 8937 on its website pursuant to Internal Revenue Code Section 6045B.

*Distribution Services and fees identified in Section I are not applicable to daily distributing funds unless services are requested by USAA to assist with meeting the fund’s tax distribution requirements. Funds currently exclude from Distribution Services are noted in Schedule F.

AMENDED AND RESTATED CUSTODIAN AGREEMENT

Schedule F

The Tax Services as defined in Section 9A of the Agreement will be provided to the Portfolio(s) listed below. In the event that the Fund establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Custodian to provide the Tax Services hereunder, the Fund shall notify the custodian in writing. Upon written acceptance by the Custodian, such Portfolio(s) shall become subject to the provision of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Fund and the Custodian at the time of the addition of such Portfolio.

3/31 Fiscal Year-End Funds:

1.	USAA Tax Exempt Long-Term Fund*
2.	USAA Tax Exempt Intermediate-Term Fund*
3.	USAA Tax Exempt Short-Term Fund*
4.	USAA Tax Exempt Money Market Fund*
5.	USAA California Bond Fund*
6.	USAA California Money Market Fund*
7.	USAA New York Bond Fund*
8.	USAA New York Money Market Fund*
9.	USAA Virginia Bond Fund*
10.	USAA Virginia Money Market Fund*

5/31 Fiscal Year-End Funds:
1.	USAA Cornerstone Moderate Fund
2.	USAA Cornerstone Moderately Aggressive Fund
3.	USAA Emerging Markets Fund
4.	USAA Government Securities Fund*
5.	USAA Growth and Tax Strategy Fund
6.	USAA International Fund
7.	USAA Precious Metals and Minerals Fund
8.	USAA Treasury Money Market Trust*
9.	USAA World Growth Fund
10.	USAA Managed Allocation Fund
11.	USAA Cornerstone Conservative Fund
12.	USAA Cornerstone Moderately Conservative Fund
13.	USAA Cornerstone Aggressive Fund
14.	USAA Cornerstone Equity Fund

7/31 Fiscal Year-End Funds:
1.	USAA Aggressive Growth Fund
2.	USAA Growth Fund
3.	UAA Growth & Income Fund
4.	USAA Income Stock Fund

5.	USAA Income Fund
6.	USAA Science & Technology Fund
7.	USAA First Start Growth Fund
8.	USAA Short-Term Bond Fund*
9.	USAA Money Market Fund
10.	USAA Intermediate-Term Bond Fund*
11.	USAA High Income Fund
12.	USAA Small Cap Stock Fund
13.	USAA Capital Growth Fund
14.	USAA Value Fund

12/31 Fiscal Year-End Funds:
1.	USAA S&P 500 Index Fund Reward
2.	USAA Total Return Strategy Fund**
3.	USAA Real Return Fund
4.	USAA Extended Market Index Fund
5.	USAA Nasdaq-100 Index Fund
6.	USAA Ultra Short-Term Bond Fund*
7.	USAA Target Retirement Income Fund
8.	USAA Target Retirement 2020 Fund
9.	USAA Target Retirement 2030 Fund
10.	USAA Target Retirement 2040 Fund
11.	USAA Target Retirement 2050 Fund
12.	USAA Global Managed Volatility Fund
13.	USAA Flexible Income Fund***
14.	USAA Target Retirement 2060 Fund***

*Excluded from Distribution Services as defined in Section 9A of the Agreement. In the event that the Fund establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Custodian to provide the Distribution Services hereunder, the Fund shall notify the Custodian in writing. Upon written acceptance by the Custodian, such Portfolio(s) shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Fund and the Custodian at the time of the addition of such Portfolio.

** For performance information, Fund began operations 1/25/05.
***For performance information, Fund began operations 7/12/2013.

Exhibit g (xv)

AMENDMENT NO. 4
TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

AMENDMENT NO. 4 made as of June 1, 2014 to the Amended and Restated Custodian Agreement made as of July 31, 2006 and amended from time to time thereafter, by and between USAA MUTUAL FUNDS TRUST (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

The Fund and the Custodian agree to modify and amend the Amended and Restated Custodian Agreement described above (the “Agreement”) as follows:

1. Section 15 of the Agreement shall be replaced in its entirety with the following:

This Agreement shall remain in full force and effect for an initial term ending May 31, 2017 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s breach of a material provision of this Agreement or failure to comply with applicable laws and regulations that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Fund or any Portfolio, the Fund on behalf of the applicable Portfolio shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements.

In the event of: (i) the Fund’s termination of this Agreement with respect to such Fund or its Portfolio(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund or a Portfolio (or its respective successor), the Fund shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Custodian with respect to the Fund or Portfolio) and shall reimburse the Custodian for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s or Portfolio’s securities and cash as set forth herein below. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Fund or a Portfolio and distribution of the Fund’s or Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund or Portfolio is no longer viable (b) a merger of the Fund or a Portfolio into, or the consolidation of the Fund or a Portfolio with, another entity, or (c) the sale by the Fund or a Portfolio of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to the Fund or Portfolio (or is respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Portfolio. The provisions of Section 13 and 14 of this Agreement shall survive termination of this Agreement for any reason. This Agreement may be amended at any time by mutual agreement of the parties.

2. Except as modified and amended hereby, the Agreement is herby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

USAA MUTUAL FUND TRUST

By: /s/ Roberto Galindo, Jr.
Name: Roberto Galindo, Jr.
Title: Treasurer

STATE STREET BANK AND TRUST
COMPANY

By: /s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

Exhibit g (xvi)

AMENDMENT NUMBER 5 TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

This Amendment Number 5 to the Amended and Restated Custodian Agreement (the “Amendment”) is made as of July 13, 2015 by and between USAA Mutual Funds Trust (the “Trust”), a business trust organized under the laws of the State of Delaware, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

WHEREAS, the Trust and the Custodian entered into an Amended and Restated Custodian Agreement dated as of July 31, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Custodian and the Trust desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments.

Schedules G and G(i) attached hereto as Exhibit 1 are added to the Agreement as Schedules G and G(i).

This Agreement supersedes and terminates that certain Money Market Services Letter Agreement dated as of June 25, 2010 by and between USAA Mutual Funds Trust and State Street Bank and Trust Company solely with respect to Form N-MFP services.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

 [Signature Page follows.]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:
Name:                      Gunjan Kedia
Title:                      Executive Vice President

USAA MUTUAL FUNDS TRUST

By:
Name:
Title:

EXHIBIT 1

SCHEDULE G

Fund Administration Money Market Fund Services

Subject to the authorization and direction of the Trust, the Custodian will provide the money market fund services set forth on Schedule G(i) (the “Money Market Services”) to assist the Funds in complying with certain of the compliance testing and reporting requirements applicable the Funds that are “money market funds” within the meaning of Rule 2a-7 under the 1940 Act.

1.	Evidence of Authority.

The Custodian is authorized and instructed to rely upon the information it receives from the Fund or any third party authorized by the Fund.  The Custodian shall have no responsibility for the actions or omissions of the fund or any third party or the completeness or accuracy of any information provided by the Fund or a third party.  In performing the Money Market Services, the Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  Instructions may be in writing signed by the authorized person or persons or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction.  The Custodian may act on oral instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the action involved; the Fund shall cause all oral instructions to be confirmed in writing.

2.	Responsibilities of the Parties; Indemnification; Warranties and Disclaimers.

a.           The Fund agrees that it shall be solely responsible for any decision made or action taken in reliance on the compliance testing results, reports, forms or other data or information included in the Money Market Services provided by the Custodian.

b.           The Parties acknowledge that the Custodian is required to rely upon data provided by the Fund or third parties (“Data”) in providing the Money Market Services.  The Custodian does not own the Data, has not developed the Data, does not control the Data, and has not, and will not make any inquiry into the accuracy of any Data.  Without limiting the foregoing, the Custodian will not be liable for any delays in the transmission of Forms N-MFP, Forms N-CR, reports, market-based NAVs, daily and weekly liquid assets, affiliate sponsor support flows, portfolio holdings or transmission of Data or inaccuracies of, errors in or omission of, Data in connection with the provision of the Money Market Services in each case provided by the Fund or any other third party.  Except as explicitly set forth in this Schedule G and G(i), the Custodian shall assume no liability to the Fund of any kind or nature whatsoever in relation to the Money Market Services.

c.           The Fund represents and warrants to the Custodian that it has the necessary licenses from each nationally recognized statistical ratings organization whose ratings are set forth in its Forms N-MFP as contemplated hereby.

d.           The Fund is solely responsible for determining and immediately notifying in writing the Custodian of the occurrence of one or more triggering events causing a filing on Form N-CR.  The Fund is solely responsible for accurately and timely supplying the Custodian, or causing third parties to accurately and timely supply the Custodian, with all data, information and signatures in respect of each Fund that is required in order for the Custodian to file each Form N-CR, whether or not such information is specifically requested by the Custodian. The Custodian shall be without liability if the Custodian has not received by the submission deadline communicated by the Custodian to the Fund all of the Data, information and signatures it requires to submit such Form N-CR filing.
e.           The Fund acknowledges that it shall be the Fund’s responsibility to retain for the periods prescribed by Rule 2a-7 (i) the compliance testing results and reports produced by the Custodian; (ii) its Forms N-MFP and Forms N-CR produced by the Custodian; and (iii) information prepared by the Custodian for posting on the Fund’s website.

f.           The Fund acknowledges and agrees that the Money Market Services do not constitute advice or recommendations of any kind and the Custodian is not acting in a fiduciary capacity in providing the Money Market Services.

g.           In no event, except as otherwise agreed in writing, shall the Custodian, any of its affiliates, nor any of their respective officers, directors, employees, representatives or agents (collectively, the “State Street Indemnified Parties”) be liable to the Trust, the Fund, its investment advisor, or any other third party including, without limitation, any client of, or investor or participant in, the Fund for any losses, damages, costs, expenses or any other matter relating to the Money Market Services, including, without limitation, results therefrom, except, that State Street shall be liable to the Fund to the extent of any loss or expense resulting directly from the Custodian’s gross negligence or willful misconduct in connection with its performance of the Money Market Services.

h.           The Fund shall indemnify and hold the Custodian and the State Street Indemnified Parties harmless from and against any and all losses, damages, liabilities, actions, suits, claims, costs and expenses, including, without limitation, reasonable legal fees and costs of investigation, (a “Claim”) arising as a result of (i) the Custodian’s use of the Data provided by the Fund or third parties to the Custodian required in order to provide the Money Market Services; or (ii) unless otherwise agreed in writing, any use of the Money Market Services by the Fund, except to the extent any such Claim results directly from the gross negligence or willful misconduct of the Custodian in connection with its performance of the Money Market Services.

i.           In the event the Custodian or any State Street Indemnified Parties are held liable for any reason as to the Money Market Services, such liability shall be limited, except as otherwise agree in writing, to the direct damages incurred by the Fund not to exceed the aggregate amount of fees paid by such Fund to the Custodian for the Money Market Services for the twelve (12) months preceding the occurrence of the first event giving rise to any such direct damages.

j.           The Fund understands that the nature of the Money Market Services provided under Schedule G(i) of the Agreement are distinct from the services provided under the rest of the Agreement and any other agreement between State Street Bank and Trust Company and the Fund, including any custody, fund accounting or transfer agency services agreements and, consequently, the terms of this Agreement rather than such other agreements shall govern the delivery of the Money Market Services.

SCHEDULE G(i)

Money Market Fund Compliance Testing and Reporting Services

Subject to the authorization and direction of the Fund and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel, and in accordance with procedures that may be established from time to time between the Trust and the Custodian, the Custodian will:

a.	Prepare for posting on the Fund’s website daily each money market fund’s market-based NAVs;

b.	Prepare for posting on the Fund’s website each money market fund’s daily liquid assets and weekly liquid assets;

c.	Prepare for posting on the Funds’ website each money market fund’s use of affiliate sponsor support and inflows/outflows;

d.	Prepare for posting on the Fund’s website each money market funds’ monthly schedule of portfolio investments;

e.	Prepare and coordinate each money market fund’s monthly filing of Form N-MFP;

f.
Provide periodic testing of the Fund with respect to compliance with certain Rule 2a-7 diversification requirements, including aggregation of affiliates testing, the 10% or 15% basket test and asset backed securities testing; and

g.	Prepare and coordinate each Fund’s filings of Form N-CR.